Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2016 to December 31, 2016 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and sub-contractors, manufacture products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial markets through the precise and efficient control of fluid and electrical energy, combustion, and motion. Our key focus areas within the aerospace market are propulsion system control solutions for turbine powered aircraft, actuation systems and motion control solutions. Specific products include fuel pumps, metering units, actuators, air valves, specialty valves, fuel nozzles, and thrust reverser actuation systems for turbine engines and nacelles; as well as flight deck controls (auto throttles, rudder pedal assembles, flight control assemblies), actuators, servocontrols, motors and sensors for aircraft. Within the industrial market, our key focus areas are control solutions for equipment that produce electricity using conventional or renewable energy sources; solutions for the control of power quality, distribution and storage on the electrical grid; and control solutions for power equipment used in the extraction, distribution and conversion of renewable and fossil fuels in marine, mobile, and industrial equipment applications. Specific products include power converters, actuators, valves, pumps, injectors, solenoids, ignition systems, governors, electronics and devices that measure, communicate and protect low and medium voltage electrical distribution systems.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Second Edition (Third Edition as of October 2016), including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.	Establish strong company management systems

A.	Company conflict minerals policy

Woodward has developed and adopted a conflict minerals policy, Policy 9-14, Conflict Minerals (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms that the Company takes our corporate responsibility with respect to responsible sourcing seriously and that it is the Company’s goal only to use in our products conflict minerals that are sourced responsibly. The Conflict Minerals Policy provides that Woodward will take appropriate measures to ensure participants in our global supply chain exercise due diligence and comply with reporting and other compliance requirements with respect to the items Woodward procures from them. The policy is publicly available as a document link at http://www.woodward.com/SocialResponsibility.aspx . The policy is formally reviewed at least annually per corporate policy requirements to determine if any revisions or enhancements are required to maintain compliance with the letter and the intent of the law. No changes were made to Woodward’s Conflict Minerals Policy as the result of its review in 2016.

B.	Internal management structure

The Conflict Minerals Policy designates the Corporate Vice President of Global Supply Chain as responsible for ensuring our compliance with conflict minerals reporting requirements. Woodward’s Corporate Director, Global Trade Compliance & Associate General Counsel, serves as an advisor on conflict minerals compliance. Conflict minerals have also been a topic of discussion and review at Board of Directors meetings since September 2012.

The Company has established an internal team to manage conflict minerals engagement with our suppliers. Woodward assigned our Global Supply Chain (“GSC”) with the responsibility for conflict minerals compliance. The GSC’s Business Integration Group has been designated as the focal point for the compliance efforts, as that group has responsibility for GSC business systems, procedures, and compliance with government regulations. Woodward is subject to numerous product material compliance (“PMC”) regulations, including conflict minerals, which require enterprise-wide system and compliance processes and integrated process teams to achieve regulatory compliance requirements and social responsibility goals. The project manager and a product material compliance core team (together the “Core Team”), with other members assigned from the GSC’s Business Integration Group, and with counsel from the Legal & Compliance Department, are the Company’s team of subject matter experts and implementers. The GSC is responsible for reaching out to the Company’s supply base on an ongoing basis to collect information, including Conflict Minerals Reporting Templates (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. The Global Supplier Managers (commodity managers) within the GSC have also provided focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of the Securities and Exchange Commission (“SEC”) Final Rule.

In addition, Woodward’s product material compliance activity, including conflict minerals, is chartered as a formal project to provide an established framework for the continuing evolution of an enterprise-wide set of material compliance processes and standard work. The project is under the sponsorship of an Executive Committee comprised of the Corporate Vice President of Global Supply Chain, Corporate Vice President of Information Technology, and the Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. The product material compliance project manager provides status updates and receives executive project guidance on a once per quarter basis. The project also has a Steering Committee, which serves as a liaison between the core team and Woodward’s business groups. The Steering Committee consists of a Vice-President from each Woodward business group and a director from each of Woodward’s Global Support Services organizations. This additional structure enhances the guidance, awareness and execution of compliance and compliance support requirements throughout the enterprise. The Core Team met with the Executive Committee five times and the Steering Committee twice (plus provided two additional briefings-by-mail) in 2016 to provide project status and obtain strategic guidance. The Core Team, along with our PMC software application solution provider, began transforming our existing capabilities into the required PMC capabilities and oversight to achieve our goals.

C.	System of controls and transparency over the mineral supply chain

Our existing business systems, WISE and SAP, provide controls over our supply chain. They currently provide:

•	Identification of the end item products we provide to each of our customers;

•	Shipping transaction history, to assist in bounding our sales/shipments by calendar year as required by the SEC Final Rule;

•	A bill of material (“BOM”) identifying all of the components and materials in each of our end item products;

•	A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;

•	A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We began the implementation of the Assent Compliance Platform (“ACP”) software application and the Assent services to automate much of the Company’s product materials compliance efforts. In addition, Woodward continues to maintain full membership with the Aerospace Industries Association (“AIA”), the IPC – the Association Connecting Electronics Industries, and the Conflict Free Sourcing Initiative (“CFSI”).

D.	Strengthen Company engagement with suppliers

The Company is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. Woodward has and continues to significantly enhance its engagement with its suppliers regarding conflict minerals requirements. Our purchase order and supplier agreement terms and conditions were modified in mid-2013 to require our suppliers to support our conflict minerals reporting. Woodward continued to revise supplier contract terms and conditions in 2015 with the goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order or a purchase release to a supplier agreement, a seller to Woodward:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Conflict Minerals Regulations and Final Rules issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”). Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this Order or any portion thereof without penalty or further liability to Seller.”

In 2016, Woodward continued to conduct one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Development of Woodward-specific formal supplier training courses continues and determination of appropriate Woodward course delivery methods are under discussion. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses.

E.	Establish a company level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive ethics awareness compliance policy, annual training and contact mechanisms for members’ concerns or ethics grievances. This allows and encourages members to either contact their leader, or anyone in a leadership position, Human Resources, the Company’s Chief Compliance Officer, any other Company Officer, any member of the Company’s Board of Directors, or a hotline / ethics help line (both telephonic and web based) that is managed by an externally contracted agency, which allows for anonymous input if a reporting member so chooses. The details are described in Woodward Policy 01-14 – Woodward Code of Business Conduct and Ethics and in the annual member and leader ethics trainings. Investigations of alleged violations are handled by a Company level Business Conduct Oversight Committee and by the Audit Committee of the Board of Directors.

Direct suppliers to Woodward may contact their Global Supplier Manager at Woodward for resolution if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward GSC members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s product material compliance project manager, who will facilitate the appropriate guidance or resolution regarding such issues. In 2016, the Woodward Core Team continued its assessment of the feasibility of incorporating social responsibility matters such as conflict minerals compliance into our existing ethics and compliance infrastructure.

2.	Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward conducts analyses of the data collected from our first-tier suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This includes:

•	The initial smelter checklist analysis contained in the CMRT

•	Assent validation of smelter or refiner (“SOR) lists in the supplier CMRTs, using an extensive database consisting of the CFSI, Responsible Jewelry Network, and London Bullion Market Association validated SOR lists, and the results of Assent’s internal and independent SOR validation efforts

•	The indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use

In 2015, Woodward started (on a manual basis) to use both the publicly available CFSI SOR list, and the CFSI compliance and country of origin databases available through our CFSI membership. In 2016, we continued that approach and applied it to the roll-up Woodward CMRT that ACP generated from our valid supplier CMRTs. As it becomes available via CFSI or ACP, Woodward intends to utilize the certification results of sources certified to the Fairtrade Standard for Gold and Precious Metals.

For suppliers’ smelter inputs that are still undetermined (i.e., the source has not been confirmed as a smelter, or its conflict-free sourcing status has not been identified through the above validation programs), ACP automatically provides a corrective action request to suppliers having such inputs. Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.	Design and implement a strategy to respond to identified risks

A.	Report findings of the supply chain risk assessment, including conflict minerals compliance, to the designated senior management of the Company

In addition to the product material compliance project core team quarterly reporting to its Executive and Steering Committees as identified in 1B above, in 2016 Woodward, with significant Assent support, continued to conduct one-on-one supplier contacts and perform assessments on supplier-provided SOR data as described in the Woodward Calendar Year 2016 Due Diligence Results section of this Conflict Minerals Report.

•	Woodward conducts monthly supplier reviews by commodity grouping with the Corporate Vice President of Global Supply Chain and the commodity directors.

•	The periodic reviews conducted by each business group president include a review of supply chain issues for that business group.

•	A strategic planning review and a mid-year review are presented by the corporate executive staff to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer to provide, at the highest level of management, strategic oversight of our supply chain strategies and performance.

B.	Devise and adopt a risk management plan

Woodward has several formal procedures and tools relative to risk management that form a solid foundation for our planned improvement actions to incorporate specific conflict minerals aspects of risk management. These existing procedures include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1D above), our supplier registration portal and our Parts Transition Process, and possible software solutions.

C.	Implement the risk mitigation plan

Woodward is continuing to develop a risk management and mitigation plan providing for actions to be taken should Woodward determine if any conflict minerals are sourced from conflict-affected areas of Covered Countries.

D.	Undertake additional fact finding and risk assessments for risks requiring mitigation, or after a change in circumstances

In 2016, Woodward continued to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. These activities are described above. The enhanced inquiry and assessment activities discussed for RCOI in our Form SD also provide additional and refined findings for risk identification and assessment. These activities are discussed in the RCOI Improvement Actions Continuing or Planned section at the end of our Form SD.

4.	Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward joined the EICC/ GeSI CFSI in late 2015 to leverage the CFSI Conflict Free Smelter audit program and the resulting audit data from that program. We will also leverage any equivalent audit data that may be obtained through Woodward’s memberships in the AIA and IPC.

5.	Report annually on supply chain due diligence

The Form SD is posted as one of our many required SEC filings as a document link at http://www.woodward.com/secfilings.aspx. The Conflict Minerals Report, when required, is also posted as a document link at http://www.woodward.com/SocialResponsibility.aspx. These postings are completed within one business week of the filing of these documents with the SEC. Also in compliance with the SEC Final Rule, Woodward’s Conflict Minerals Policy, Policy 09-14, is posted as a document link at

http://www.woodward.com/SocialResponsibility.aspx. Woodward has published a Sustainability Report, which summarizes our Conflict Minerals Policy and provides the context of conflict minerals compliance and objectives within our overall sustainability goals, initiatives and practices. The Sustainability Report is available as a document link at http://www.woodward.com/SocialResponsibility.aspx.

Woodward Calendar Year 2016 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

Woodward initiated its 2016 campaign via ACP with 2,070 suppliers on March 10, 2017, requesting both Conflict Minerals Reporting Templates (“CMRTs”) and updated contact data for both their Conflict Minerals point of contact (“POC”) and their overall materials compliance POC. We are using the suppliers’ CMRTs to identify if they have a parent company, their parent company contact data if applicable, and whether their conflict minerals reporting was from a corporate or business group level. This is to further improve our inquiry approach in future reporting years. Follow-up inquiries were sent to current non-respondents via ACP on March 20 and April 3, and directly from our assigned Assent Compliance Specialist on April 10 and April 24. Follow-up with suppliers submitting incomplete or incorrect CMRTs also started April 10.

Woodward’s supplier CMRT response status as of April 30, 2017 was:

Total # of Supplier records – 2,036 (deleted 34 confirmed out-of-scope suppliers)

Total # of emails sent – 4 separate follow-up inquiries on a 2-week interval to non-responsive suppliers

Total # of CMRTs received – 1,273 (62.5%)

Total # of valid CMRTs received – 1,195 (“valid” indicates Excel file CMRT with no checker-tab-indicated errors) (58.7%)

Supplier Response Assessment (Smelter Determination Due Diligence)

ACP generated an integrated roll-up CMRT from all valid supplier company level CMRTs received as of April 30. This resulted in the 317 SOR with CFSI identification numbers listed in the table below who provide through our supply chain conflict minerals used in Woodward’s products:

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	AURA-II	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	Caridad	MEXICO	CID000180

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	Cendres + Métaux S.A.	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO GmbH	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Gujarat Gold Centre	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	KGHM Polska Miedź Spółka Akcyjna	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L’azurde Company For Jewelry	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	PX Précinox S.A.	SWITZERLAND	CID001498

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis Argentia B.V.	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	SAFINA A.S.	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	Samwon Metals Corp.	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sudan Gold Refinery	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	SungEel HiTech	KOREA (REPUBLIC OF)	CID002918
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tantalum	QuantumClean	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U.	Elmet S.L.U.	SPAIN	CID002774
Tin	EM Vinto	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	PT Justindo	INDONESIA	CID000307

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

We then used CFSI’s SOR compliance status and mine country of origin data available to Woodward as a CFSI member with the following summary results: as of April 30, 2017, of the 317 identified SORs, 308 were eligible for CFSI audit. 243 of the SORs were determined by CFSI to be “Compliant” (DRC Conflict Free by audit or by a specific membership), 18 are designated as “Active, and 43 other SORs are in communication, in vetting or awaiting outreach with CFSI for audits. Mine country of origin data is available for all but one of the 243 Compliant SORs. 22 other Compliant SORs were determined to deal only in scrap or recycled material. 68 Compliant

SORs were audited by either the Responsible Jewelry Network or the London Bullion Market Association; mine country of origin data was not provided to CFSI. CFSI found 2 SORs on Woodward’s list to be non-compliant; we will conduct further investigations to pinpoint the suppliers using these SORs and determine if that use relates to any items we procure from those suppliers. Finally, the Woodward due diligence process via ACP and Assent services have identified specific suppliers that source from one or more of six different SORs that are categorized as “high risk” based on their sourcing practices and relationships. Woodward will conduct further investigations with these suppliers to both determine if Woodward procured items are affected, and to encourage and facilitate these suppliers’ migration to alternate, acceptable SORs.

Smelter or Refiner Mine Country of Origin Results

Collectively, the 243 Compliant SORs source their minerals from the following mine countries of origin, depending on the Conflict Mineral of interest:

Gold:

Benin	Guyana
Bolivia (Plurinational State of)	Honduras
Burkina Faso	Mali
Chile	Nicaragua
Colombia	Panama
Ecuador	Peru
Eritrea	Senegal
Ghana	South Africa
Guatemala	Togo
Guinea	United States of America

Tantalum

Australia	Namibia
Bolivia (Plurinational State of)	Nigeria
Brazil	Russia
China	Mozambique
Ethiopia	Burundi
France	Rwanda
Guinea	DRC
Guyana	Sierra Leone
India	Thailand
Madagascar	United States of America
Malaysia	Zimbabwe

Tin:

Australia	Nigeria
Bolivia (Plurinational State of)	Burundi
Brazil	Rwanda
China	Uganda
Colombia	DRC
Indonesia	Peru
Laos	Portugal
Malaysia	Russia
Mongolia	Thailand
Myanmar	Vietnam

Tungsten:

Australia	Nigeria
Austria	Portugal
Bolivia (Plurinational State of)	Russia
Brazil	Burundi
Cambodia	Rwanda
Canada	DRC
China	Spain
Colombia	United States of America
Japan	Uzbekistan
Mexico	Vietnam
Mongolia

Concluding Statement

Woodward continues to make significant year-over-year progress relative to supplier conflict minerals response rates and with data analysis, SOR identification and mine COI through improvements in our due diligence activity and our association memberships. However, since Woodward has not yet achieved a 100% supplier response rate, as virtually all of our supplier responses are at a company level and not yet focused on Woodward specific parts, and because complete SOR conflict status and mine COI data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. Woodward is continuing its efforts and progress in 2017 on improvement actions described above.